UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K12B

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	59-3564984
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11095 Flintkote Avenue, Suite D

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As further described in Item 3.03 below, Ignyta, Inc., a Nevada corporation (“Ignyta Nevada”), consummated a reincorporation merger (the “Reincorporation”) with and into its wholly owned subsidiary, Ignyta Operating, Inc., a Delaware corporation ( “Ignyta Delaware”), pursuant to the terms of an Agreement and Plan of Merger entered into between Ignyta Nevada and Ignyta Delaware on June 12, 2014, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The effective time and date of the Reincorporation was 11 a.m. Eastern time on June 12, 2014 (the “Effective Time”). As a result of the Reincorporation, the registrant is now a Delaware corporation and Ignyta Nevada has ceased to exist. In addition, at the Effective Time, Ignyta Operating, Inc. changed its name to Ignyta, Inc. The directors and officers of Ignyta Nevada are now the directors and officers of Ignyta Delaware, and Ignyta Delaware will continue to operate the business of Ignyta Nevada as it existed immediately prior to the Reincorporation.

In connection with the Reincorporation, we entered into indemnification agreements in the form attached hereto as Exhibit 10.1 with our current directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Item 3.03 Material Modification to Rights of Security Holders.

At the Effective Time, Ignyta Nevada changed its state of incorporation from Nevada to Delaware through a merger with and into Ignyta Delaware. The Reincorporation was accomplished pursuant to the terms of an Agreement and Plan of Merger entered into between Ignyta Nevada and Ignyta Delaware on June 12, 2014, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The stockholders of Ignyta Nevada approved the Reincorporation pursuant to the Agreement and Plan of Merger at the 2014 annual meeting of stockholders of Ignyta Nevada held on June 11, 2014.

At the Effective Time, (i) each share of Ignyta Nevada’s common stock, par value $0.00001, issued and outstanding was automatically converted into one share of Ignyta Delaware’s common stock, $0.0001 par value per share (the “Common Stock”); and (ii) each outstanding option, warrant and other equity award to acquire Ignyta Nevada’s common stock outstanding immediately before the Effective Time was automatically converted into an option, warrant and other equity award, as applicable, to acquire the same number of shares of Ignyta Delaware’s Common Stock upon the same terms, including price. Each outstanding certificate representing shares of Ignyta Nevada’s common stock was deemed, without any action by the stockholders, to represent the same number of shares of Ignyta Delaware’s Common Stock. Ignyta Nevada stockholders may, but are not required to, exchange their stock certificates as a result of the Reincorporation.

In accordance with Rule 12g-3 under the Exchange Act, the shares of Common Stock of Ignyta Delaware are deemed to be registered under Section 12(b) of the Exchange Act as the successor to Ignyta Nevada. The shares of Common Stock of Ignyta Delaware continue to be listed on the NASDAQ Capital Market under the symbol “RXDX.”

Prior to the Effective Time, the rights of Ignyta Nevada’s stockholders were governed by the Nevada Revised Statutes and Ignyta Nevada’s amended and restated articles of incorporation and amended bylaws. As a result of the Reincorporation, holders of Ignyta Nevada common stock are now holders of Ignyta Delaware’s Common Stock, and their rights as stockholders are governed by the Delaware General Corporation Law and Ignyta Delaware’s second amended and restated certificate of incorporation and amended and restated bylaws. In connection with the Reincorporation, the number of authorized shares of common stock was increased from the 100,000,000 shares under Ignyta Nevada’s amended and restated articles of incorporation to 150,000,000 shares of Common Stock under Ignyta Delaware’s second amended and restated certificate of incorporation. Ignyta Delaware’s second amended and restated certificate of incorporation, amended and restated bylaws, and form of Common Stock certificate are attached as Exhibits 3.1, 3.2, and 4.1 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Ignyta Delaware hereby incorporates by reference the description of the Common Stock contained in the section entitled “Proposal No. 3 – Approval of Reincorporation in Delaware and Related Transactions” in Ignyta Nevada’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 30, 2014 (the “Proxy Statement”), including the following captions: “Securities Act Consequences” and “Comparison of Certain Rights of Stockholders Under Nevada and Delaware Law,” to the extent such description relates to the common stock of Ignyta Delaware.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 above is incorporated herein by reference.

In connection with the Reincorporation, on June 12, 2014, the board of directors of the registrant (the “Board”) assigned Heinrich Dreismann, Ph.D. to Class 1 of the Board, Alexander Casdin and James Freddo, M.D. to Class II of the Board, and Jonathan Lim, M.D. and James Bristol, Ph.D. to Class III of the Board. Dr. Dreismann shall serve for a term expiring at the registrant’s annual meeting of stockholders to be held in 2015; Mr. Casdin and Dr. Freddo shall serve for a term expiring at the registrant’s annual meeting of stockholders to be held in 2016; and Dr. Lim and Dr. Bristol shall serve for a term expiring at the registrant’s annual meeting of stockholders to be held in 2017.

At the annual meeting of stockholders of the registrant held on June 11, 2014, the registrant’s stockholders approved the Ignyta, Inc. 2014 Incentive Award Plan (the “2014 Plan”), which authorized the issuance of the sum of 3,000,000 shares of the registrant’s common stock plus one share for each share subject to a stock option that is outstanding under the Ignyta, Inc. Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”) as of the effective date of the 2014 Plan that subsequently expires, is forfeited or is settled in cash. A maximum of an additional 1,643,488 shares (representing the number of shares subject to stock options under the 2011 Plan as of March 31, 2014) could become available for future issuance under the 2014 Plan in respect of outstanding stock options under the 2011 Plan. Under the terms of the 2014 Plan, the shares available for issuance may be used for all types of awards under a fungible pool formula. Pursuant to this fungible pool formula, the authorized share limit will be reduced by one share of common stock for every one share subject to an option or stock appreciation right granted under the 2014 Plan, and by 1.3 shares of common stock for every one share subject to a “full value award” granted under the 2014 Plan. For purposes of the 2014 Plan, a full value award is an award pursuant to which shares of our common stock are issuable that is granted with a per-share exercise or purchase price less than 100% of the fair market value of a share of our common stock on the date of grant.

The terms and conditions of the 2014 Plan are described in the section entitled “Proposal No. 4 – Approval of the Ignyta, Inc. 2014 Incentive Award Plan” in the registrant’s Proxy Statement. The registrant’s directors and executive officers are eligible to participate in the 2014 Plan. The foregoing description of the 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2014 Plan, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 3.03 above is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The registrant held its annual meeting of stockholders on June 11, 2014. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.	To elect the following five directors for a one-year term to expire at the 2015 annual meeting of stockholders:

Director Name	For	Withheld	Broker Non-Votes
James Bristol, Ph.D.	13,429,284	800	1,240,416
Alexander Casdin	13,427,784	2,300	1,240,416
Heinrich Dreismann, Ph.D.	13,429,284	800	1,240,416
James Freddo, M.D.	13,371,904	58,180	1,240,416
Jonathan E. Lim, M.D.	13,429,284	800	1,240,416

In accordance with the above results, each nominee was elected to serve as a director.

2.	To ratify the selection of Mayer Hoffman McCann P.C. as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

For	Against	Abstain	Broker Non-Votes
14,664,500	1,000	5,000	N/A

In accordance with the above results, the selection of Mayer Hoffman McCann P.C. was ratified.

3.	To approve an agreement and plan of merger pursuant to which Ignyta Nevada would merge with and into Ignyta Delaware, with Ignyta Delaware being the surviving entity to the merger and changing its name to Ignyta, Inc., resulting in Ignyta Nevada’s reincorporation from the State of Nevada to the State of Delaware:

For	Against	Abstain	Broker Non-Votes
11,529,558	1,895,526	5,000	1,240,416

In accordance with the above results, the proposal to reincorporate Ignyta Nevada from the State of Nevada to the State of Delaware was approved.

4.	To approve the Ignyta, Inc. 2014 Incentive Award Plan:

For	Against	Abstain	Broker Non-Votes
13,285,206	139,868	5,010	1,240,416

In accordance with the above results, the Ignyta, Inc. 2014 Incentive Award Plan was approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger

Exhibit 3.1	Second Amended and Restated Certificate of Incorporation of Ignyta, Inc.

Exhibit 3.2	Amended and Restated Bylaws of Ignyta, Inc.

Exhibit 4.1	Form of Common Stock Certificate of Ignyta, Inc.

Exhibit 10.1	Form of Indemnification Agreement by and between Ignyta, Inc. and each of its current directors and executive officers

Exhibit 10.2	Ignyta, Inc. 2014 Incentive Award Plan

Exhibit 10.3	Form of Stock Option Agreement under the Ignyta, Inc. 2014 Incentive Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2014	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger

Exhibit 3.1	Second Amended and Restated Certificate of Incorporation of Ignyta, Inc.

Exhibit 3.2	Amended and Restated Bylaws of Ignyta, Inc.

Exhibit 4.1	Form of Common Stock Certificate of Ignyta, Inc.

Exhibit 10.1	Form of Indemnification Agreement by and between Ignyta, Inc. and each of its current directors and executive officers

Exhibit 10.2	Ignyta, Inc. 2014 Incentive Award Plan

Exhibit 10.3	Form of Stock Option Agreement under the Ignyta, Inc. 2014 Incentive Award Plan